Exhibit 5.1

Our ref	DLK/663980-000001/6481141v2
Direct tel	+852 2971 3006
Email	derrick.kan@maplesandcalder.com

Subject to review and amendment

500.com Limited

500.com Building

Shenxianling Sports Center

Longgang District

Shenzhen 518115

People’s Republic of China

                     2013

Dear Sirs

500.com Limited

We have acted as Cayman Islands legal advisers to 500.com Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, on                      October 2013, relating to the offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”) each representing certain Class A ordinary shares of par value US$0.00005 each in the Company (the “Shares”).

We are furnishing this opinion letter as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion letter, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 20 April 2007 and the certificates of incorporation on change of name of the Company dated 9 May 2011 and 9 October 2013.

1.2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 29 September 2007 (the “Pre-IPO M&A”).

1.3	The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 2013 and effective immediately upon the completion of the Company’s initial public offering of its ADSs representing Class A Ordinary Shares (the “IPO M&A”).

1.4	The written resolutions of the board of directors of the Company dated October 2013 (the “Directors’ Resolutions”);

1.5	The written resolutions of the shareholders of the Company dated 2013 (the “Shareholders’ Resolutions”).

1.6	A certificate from a Director of the Company addressed to this firm dated 2013 (the “Director’s Certificate”).

1.7	A certificate of good standing dated 2013, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	Immediately upon the completion of the Company’s initial public offering of its ADSs representing its Class A Ordinary Shares on the New York Stock Exchange, the authorised share capital of the Company will be US$ divided into Ordinary Shares of a nominal or par value of US$0.00005 each.

3.3	The allotment and issuance of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and entered in the register of members (shareholders), the Shares will be legally issued, fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder

Encl

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